                                                                   Exhibit 10.12

                                                                  EXECUTION COPY

                                WARRANT AGREEMENT

          WARRANT AGREEMENT, dated as of January 7, 2005 by and between COURT SQUARE CAPITAL LIMITED, a Delaware corporation (the "Purchaser"), and GMH Holding Company, a Delaware corporation (the "Company"). Capitalized terms used herein shall have the meanings given to such terms in Section V(A) hereof.

          WHEREAS, pursuant to that certain Senior Subordinated Credit Agreement, dated as of the date hereof (as amended, restated or modified from time to time, the "Credit Agreement"), by and among the Purchaser, Gallarus Media Holdings, Inc. ("Holdco"), the Company, and certain other parties thereto, the Purchaser is lending to Holdco and certain other parties the aggregate sum of $25,000,000 (the "Loan") in accordance with the terms of the Credit Agreement;

          WHEREAS, the Purchaser is acquiring from the Company a warrant in the form attached as Exhibit A hereto (the "Warrant"), representing the right to purchase from the Company 585,926.70 Warrant Shares (as adjusted from time to time pursuant to the provisions of the Warrant) on the terms and conditions set forth in the Warrant; and

          WHEREAS, the Warrant is being issued as an inducement and partial consideration for the Purchaser to enter into the Credit Agreement and to make the Loan to Holdco and the other Borrowers (as defined in the Credit Agreement), and without such issuance, the Purchaser will not enter into the Credit Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          I. Purchase Price and Closing.

               A. Closing. The closing of the issuance of the Warrant to the Purchaser (the "Closing") shall take place simultaneously with the closing pursuant to the Credit Agreement. The date of such Closing is hereinafter referred to as the "Closing Date."

               B. Transactions on Closing Date. At the Closing, the Company shall deliver to the Purchaser the duly issued Warrant.

          II. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

               A. Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

               B. Authority Relative to this Agreement. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and deliver the Warrant to the Purchaser. The execution, delivery, and performance by the Company of its obligations under this Agreement, including the issuance and delivery of the Warrant to the Purchaser, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Purchaser) is a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms.


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               C. No Conflict or Violation. The execution and delivery of this
Agreement by the Company, the performance by the Company of its terms and the issuance and delivery of the Warrant to the Purchaser will not on the Closing Date conflict with or result in a violation of (i) the Amended and Restated Certificate of Incorporation or By-Laws of the Company as in effect on the Closing Date, or (ii) any agreement, instrument, law, rule, regulation, order, writ, judgment, or decree to which the Company is a party or is subject, except for such conflicts and violations which will not, in the aggregate, have a material adverse effect on the business, prospects, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries (taken as a whole) and will not deprive the Purchaser' of any material benefit under this Agreement.

               D. Validity, of Issuance. The Warrant to be issued to the Purchaser pursuant to this Agreement and the Warrant Shares issued upon exercise of the Warrant will, when issued, be duly and validly issued, fully paid and nonassessable (assuming in the case of the Warrant Shares, payment of the exercise price is made in accordance with the terms of the Warrant).

               E. Ownership. Immediately following the consummation of the transactions contemplated by, referenced in or made in connection with each of the Operative Documents (as defined in the Credit Agreement), and each of the documents, instruments and agreements executed or delivered in connection therewith, the Warrant Shares constitute 3.0% of the Common Stock on a Fully Diluted Basis.

          III. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

               A. Investment Intention. The Purchaser is acquiring the Warrant, and if any portion of the Warrant is exercised, the Warrant Shares, for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer, or sell the Warrant or any Warrant Shares, or solicit any offers to purchase or acquire the Warrant or any Warrant Shares, unless the transfer or sale is permitted by the terms of the Warrant and such transfer or sale is (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and has been registered under any applicable state securities or "blue sky" laws, or (ii) pursuant to an exemption from registration under the Securities Act and applicable state securities or "blue sky" laws.

               B. Legend. The Purchaser has been advised by the Company that certificates representing the Warrant will bear any legend required pursuant to the Stockholders Agreement and will bear the following legends:

          THIS WARRANT WAS ORIGINALLY ISSUED ON AND EFFECTIVE AS OF JANUARY 7, 2005 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF SECTION 6 OF THIS WARRANT THIS WARRANT IS ALSO SUBJECT TO (A) A WARRANT AGREEMENT, DATED AS OF JANUARY 7, 2005, BY AND BETWEEN GMH HOLDING COMPANY (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF AND (B) A SECURITIES PURCHASE AND HOLDERS AGREEMENT, DATED AS OF JANUARY 7, 2005, BY AND AMONG THE COMPANY, CERTAIN STOCKHOLDERS OF THE COMPANY, AND THE ORIGINAL HOLDER HEREOF (THE "STOCKHOLDERS AGREEMENT"), IN EACH CASE AS AMENDED


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

          FROM TIME TO TIME. A COPY OF THE WARRANT AGREEMENT AND THE STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Upon reasonable request of the Company in connection with any permitted transfer of the Warrant or any Warrant Shares (other than a transfer pursuant to a public offering registered under the Securities Act, pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or any similar rules then in effect), or to an affiliate of the Purchaser), the Purchaser will deliver, if requested by the Company, an opinion of counsel knowledgeable in securities laws reasonably satisfactory to the Company to the effect that such transfer may be effected without registration under the Securities Act. The Company agrees to issue certificates evidencing the Warrant Shares that do not contain such legend upon receipt of an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that registration under the Securities Act is not required because of the availability of an exemption from such registration.

               C. Additional Investment Representations. The Purchaser is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

          IV. Inspection Rights. Until the Company is a Public Company, the Company shall permit one representative of any holder of (x) the Warrant or (y) the Warrant Shares (as selected by the holders of the majority of the Warrant Shares) (assuming for purposes of this section that the Warrant has been fully exercised), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees, and independent accountants of the Company and its subsidiaries.

          V. Miscellaneous

               A. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

               "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

               "Class A Common" means, collectively, the Class A Common Stock, par value $0.001 per share, and any securities into which such Class A Common Stock is hereafter converted or exchanged.

               "Class B Common" means, collectively, the Class B Common Stock, par value $0.001 per share, and any securities into which such Class B Common Stock is hereafter converted or exchanged.

               "Class L Common" means, collectively, the Class L Common Stock, par value $0.001 per share, and any securities into which such Class L Common Stock is hereafter converted or exchanged.

               "Common Stock" means, collectively, (i) the Class A Common, (ii) the Class B Common, (iii) the Class L Common, (iv) any other class or series of the Company's common stock, and


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

(v) any other capital stock issuable with respect to the securities referred to in clauses (i), (ii), (iii) or (iv) above by way of stock split, stock dividend, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.


               "Fully Diluted Basis" means, at any given time, the number of shares of all classes of Common Stock outstanding at such time, calculated after giving effect to, and including, the exercise, conversion, or exchange, as applicable, of all existing options, warrants or other securities directly or indirectly convertible into or exchangeable for Common Stock, without regard to any contingencies or time periods applicable thereto.

               "Public Company" means a company (i) which is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), or (ii) any of whose equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

               "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 7, 2005, by and among the Company and certain of the Company's stockholders party thereto, as amended, restated or modified from time to time.

               "Stockholders Agreement" means the Securities Purchase and Holders Agreement, dated as of January 7, 2005, by and among the Company, the Purchaser, and certain other stockholders of the Company party thereto, as amended, restated or modified from time to time.

               "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person,
(b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

               "Warrant Shares" means shares of the Company's Class A Common issuable upon exercise of this Warrant; provided, that if the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class or series of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrant if such security is not issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

               B. Other Agreements. The parties hereto acknowledge that upon the exercise of the Warrant, the Warrant Shares and the holders thereof shall be subject to the terms and conditions of each of the Stockholders Agreement and the Registration Rights Agreement.

               C. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

                    To the Company:

                    GMH Holding Company
                    C/o Citigroup Venture Capital Equity Partners, L.P.


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

                    399 Park Avenue - 14th Floor
                    New York, NY 10043
                    Attention: Ian A. Highet
                    Facsimile No.: (212) 888-2940

                    with copies (which shall not constitute notice to the Company) to:

                    Dechert LLP
                    4000 Bell Atlantic Tower
                    1717 Avon Street
                    Philadelphia, PA 19103
                    Attention: Geraldine A Sinatra, Esq.
                    Facsimile No.: (215) 994-2222

               To Purchaser:

                    Court Square Capital, Ltd.
                    399 Park Avenue
                    14th Floor - Zone 4
                    New York, NY 10043
                    Attention: Richard Mayberry, Jr.
                    Facsimile No.: (212) 888-2940

                    with a copy (which shall not constitute notice to Purchaser) to:

                    Kirkland & Ellis
                    153 East 53rd Street
                    New York, NY 10022
                    Attention: Eunu Chun, Esq.
                    Facsimile No.: (212) 446-490

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

               D. Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any rights or obligations hereunder shall be assigned by the Company without the prior written consent of the Purchaser.

               E. Amendment. This Agreement may be amended only by a written instrument signed by the Company and the Purchaser.

               F. Waiver. Either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid as to such party if set forth in an instrument in writing signed by such party.

               G. Severability. In the event that any one or more of the provisions hereof, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

               H. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THOSE OF THE STATE OF DELAWARE.

               I. Expenses. All reasonable fees and expenses incurred by the Purchaser in connection with the preparation of this Agreement and the transactions referred to herein, including the reasonable fees of the Purchaser's counsel, shall be paid by the Company, whether or not the issuance of the Warrant, the execution and delivery of the Credit Agreement or any other transaction contemplated hereby is consummated.

               J. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

               K. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

                                     *****


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

          IN WITNESS WHEREOF, each of the parties hereto have caused this Warrant Agreement to be signed by its duly authorized officer and to be dated as of the date hereof.

                                        GMH HOLDING COMPANY


                                        By: /s/ Ian D. Highet
                                            ------------------------------------
                                        Name: Ian D. Highet
                                        Title:
                                               ---------------------------------


                                        COURT SQUARE CAPITAL LIMITED


                                        By: /s/ Richard Mayberry, Jr.
                                            ------------------------------------
                                        Name:   Richard Mayberry, Jr.
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

          THIS WARRANT WAS ORIGINALLY ISSUED ON AND EFFECTIVE AS OF JANUARY 7, 2005 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF SECTION 6 OF THIS WARRANT. THIS WARRANT IS ALSO SUBJECT TO (A) A WARRANT AGREEMENT, DATED AS OF JANUARY 7, 2005, BY AND BETWEEN GMH HOLDING COMPANY (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF, AS AMENDED AND (B) A SECURITIES PURCHASE AND HOLDERS AGREEMENT, DATED AS OF JANUARY 7, 2005, BY AND AMONG THE COMPANY, CERTAIN STOCKHOLDERS OF THE COMPANY, AND THE ORIGINAL HOLDER HEREOF, AS AMENDED (THE "STOCKHOLDERS AGREEMENT"), IN EACH CASE AS AMENDED FROM TIME TO TIME. A COPY OF THE WARRANT AGREEMENT AND THE STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

                             STOCK PURCHASE WARRANT

Date of Issuance: January 7, 2005                            Certificate No. W-1

          For value received, GMH Holding Company, a Delaware corporation (the "Company"), hereby grants to Court Square Capital Limited, a Delaware corporation ("Court Square"), or its transferees and assigns, the right to purchase from the Company a total of 585,926.70 Warrant Shares (as defined herein) at a price per share of $0.01 (the "Initial Exercise Price"). This Warrant is the warrant (the "Warrant") issued pursuant to the terms of the Warrant Agreement, dated as of January 7, 2005, between the Company and Court Square and is being issued in connection with the Senior Subordinated Credit Agreement, dated as of January 7, 2005, by and between Court Square and Gallarus Media Holdings, Inc. ("Holdco") (as amended, restated or modified from time to time, the "Credit Agreement"). The Initial Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. Certain capitalized terms used herein are defined in Section 5 hereof.

          This Warrant is subject to the following provisions:

          SECTION 1. Exercise of Warrant.

          1A. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time after the date hereof to and including 5:00 p.m., New York time, on January 7, 2015 or, if such day is not a Business Day, on the next preceding Business Day (the "Exercise Period").

          1B. Exercise Procedure.

               (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

                    (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                    (b) this Warrant;

                    (c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II attached hereto evidencing the assignment of this Warrant to the Purchaser; and

                    (d) either (i) a check or wire transfer payable to the Company in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (ii) the surrender to the Company of securities of the Company or its Subsidiaries having a value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (which value in the case of debt securities shall be the principal amount thereof and in the case of shares of Common Stock shall be the Fair Market Value thereof), or (iii) the delivery of a notice to the Company that the Purchaser is exercising the Warrant by authorizing the Company to reduce the number of Warrant Shares subject to the Warrant by the number of shares having an aggregate Fair Market Value equal to the Aggregate Exercise Price.

               (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to the provisions of Section 13 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

               (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

               (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, that the Company shall not be required to pay any taxes in respect of the Warrant or Warrant Shares, with respect to any transfer of the Warrants, which taxes shall be paid by the transferee prior to the issuance of such Warrant Shares.

               (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

               (vi) The Company shall assist and cooperate with the Registered Holder or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant.

               (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

               (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges except those created by actions of the holder hereof. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed, if any, at the time of such exercise.

               (ix) If the Warrant Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities of the Company, the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

               (x) The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, by any action (including, without limitation, reincorporation in a jurisdiction other than Delaware, amending its certificate or articles of incorporation or through any Organic Change (as defined in Section 2D), issuance or sale of securities or any other voluntary action) avoid or seek to avoid the observance or performance of any of terms of this Warrant or impair or diminish its value (except for any action which ratably affects all Warrant Shares and shares of Common Stock), but shall at all times in good faith assist in the carrying out of all such terms of this Warrant Without limiting the generality of the foregoing, the Company shall (a) use its reasonable best efforts to obtain all such authorizations, exemptions, or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and (b) not undertake any reverse stock split, combination, reorganization, or other reclassification of its capital stock which would have the effect of making this Warrant exercisable for less than one share of Common Stock.

          1C. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth as Exhibit I attached hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

          SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (as so adjusted, the "Exercise Price"), and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, each as provided in this Section 2; provided, that there shall be no adjustment to the Exercise Price or to the number of Warrant Shares acquirable upon exercise of the Warrant, as provided in this Section 2 (an "Adjustment"), unless and until such Adjustment, together with any previous Adjustments to the Exercise Price or to the number of Warrant Shares so acquirable which would otherwise have resulted in an Adjustment were it not for this proviso, would require an increase or decrease of at least 1% of the total number of Warrant Shares so acquirable at the time of such Adjustment, in which event such Adjustment and all such previous Adjustments shall immediately occur.

          2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock.

               (i) If and when, on or after the date hereof, the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold (other than Purchase Rights (as defined in Section 3A), pursuant to a Permitted Issuance or as described in Section 2C hereof) any shares of Common Stock for a per share consideration that is less than the per share Fair Market Value of the Common Stock determined as of the date of such issuance or sale, then immediately upon such issuance or sale, the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (x) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Fair Market Value of the Common Stock determined as of the date of such issuance or sale, and (y) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying such Fair Market Value of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale.

               (ii) Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For the purposes of this Section 2, the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the Warrant Shares.

          2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2A, the following provisions shall be applicable:

               (i) Issuance of Rights or Options. If the Company grants in any manner any rights or options (other than Purchase Rights or pursuant to a Permitted Issuance) to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including, without limitation, convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value of the Common Stock in effect on the date such Options are granted, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities (other than Purchase Rights or a Permitted Issuance) and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the per share Fair Market Value of the Common Stock then in effect, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted.

               (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (v) Calculation of Consideration Received. If any Common Stock, Options, or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof as of the date of receipt. In case any Common Stock, Options, or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined by the Company, unless such consideration is paid by an Affiliate of the Company, in which case the fair value of such consideration shall be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Required Holders, whose determination shall be final and binding on the Company and all Registered Holders of the Warrant. The fees and expenses of such appraiser shall be paid by the Company.

               (vi) Integrated Transactions. Other than Permitted Issuances, in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Option shall be deemed to have been issued for no consideration; provided, that if such other securities are debt securities (such debt securities so issued are herein referred to as the "Debt") of the Company or any of its Subsidiaries, the Option shall be deemed to have been issued for consideration equal to the excess, if any, of (a) the aggregate face amount (the "Estimated Face Amount") of debt securities with terms identical to the terms of the Debt which the Company or such Subsidiary would have had to issue had no Options been issued in connection therewith, given the prevailing market conditions at the time of the issuance of the Debt, in order to receive the same aggregate net proceeds as is actually received from the issuance of the Debt, over (b) the aggregate face amount of the Debt. The Estimated Face Amount shall be as mutually agreed between the Company and the Registered Holder or, if no such mutual agreement is reached, as set forth in the written opinion, addressed to the Registered Holder, of an investment bank of national recognition, retained by the Company and reasonably acceptable to the Registered Holder; provided, that if no such mutual agreement is reached or written opinion is received, the Estimated Face Amount shall be deemed to be zero (0); and provided, further, that the fees and expenses of such investment bank shall be borne by the Company.

     Example: If the Company issues $20 million in aggregate principal amount of 10% subordinated debentures with a 10-year maturity (and receives aggregate net proceeds of $20 million), and in connection therewith issues warrants, and in accordance with the provisions of Section 2B(vi) of the Warrant, the Company and the Registered Holder mutually agree or an investment bank determines that the Estimated Face Amount of the subordinated debentures (with terms otherwise identical to the securities issued) would have been $21 million to the Company), had the warrants not been issued, then such warrants would be deemed to have been issued for $1 million.

               (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary of the Company and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. Subject to clause (b) of Section 1B(x) above, if the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

          2D. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Subject to the provisions of the Stockholders Agreement, prior to the consummation of any Organic Change, the Company shall make appropriate provision to ensure that each Registered Holder of Warrants shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such Registered Holder's rights and interests to insure that the provisions hereof (including this Section 2) shall thereafter be applicable to the Warrants (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the per share value for the Common Stock reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of Warrant Shares acquirable and receivable upon exercise of the Warrants, if the per share value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company's assets) assumes by written instrument the obligation to deliver to each Registered Holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.

          2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate and equitable adjustment in the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the Registered Holder of this Warrant.

          2F. Notices.

               (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Company shall give written notice to the Registered Holder at least thirty (30) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Company shall also give written notice to the Registered Holder at least thirty (30) days prior to the date on which any Organic Change, dissolution, or liquidation shall take place.

          SECTION 3. Other Rights.

          3A. Purchase Rights. If at any time the Company grants, issues, or sells any options, convertible securities, or rights to purchase stock, warrants, securities, or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then the Company shall grant, issue or sell (as the case may be) to the Registered Holder the aggregate Purchase Rights which such Registered Holder would have acquired if such Registered Holder had held the maximum number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue, or sale of such Purchase Rights.

          3B. Limited Preemptive Rights.

               (i) Except (A) for the conversion of shares of one class or series of Common Stock into shares of another class or series of Common Stock, or (B) as otherwise contemplated pursuant to Section 3A, prior to any issuance by the Company to CVC of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable for Common Stock in each case, after the date hereof ("Proposed Issuance"), the Company will offer to sell to each Registered Holder, in accordance with, the provisions of the Securities Act, a number of such securities ("Offered Shares") so that the Ownership Ratio immediately after the issuance of such securities for each Registered Holder would be equal to the Ownership Ratio for such Registered Holder immediately prior to such issuance of securities to CVC. The Company shall give each Registered Holder at least fifteen (15) days prior written notice of any Proposed Issuance to CVC, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance and the number of Offered Shares available for such Registered Holder to purchase (the "Issuance Notice"). Each Registered Holder will be entitled to purchase such securities at the same price, on the same terms, and at the same time as the securities are issued to CVC by delivery of written notice to the Company of such election (the "Election Notice") within fifteen
(15) days after delivery of the Issuance Notice (the "Election Period"); provided, that if more than one type of security was issued to CVC, each Registered Holder shall, if it exercises its rights pursuant to this Section 3B. purchase such securities in the same ratio as issued to CVC. If any Registered Holder fails to deliver an Election Notice prior to the expiration of the Election Period and CVC does not acquire the Offered Shares described in the related Issuance Notice within thirty (30) days after the expiration of the Election Period, such Offered Shares shall again be subject to the provisions of this Section 3B. If any of the Registered Holders have elected to purchase any Offered Shares, the sale of such Offered Shares shall be consummated as soon as practical (but in any event within ten (10) days) after the delivery of the Election Notice.

               (ii) Notwithstanding the requirements contained in this Section 3B. the Company may consummate a Proposed Issuance without complying with the related fifteen day prior notice requirement to Registered Holders contained in
Section 3B(i) so long as (A) the Company deposits into escrow with an independent third party reasonably acceptable to the Registered Holders (the "Escrow Agent") a number of shares of Common Stock in an aggregate amount equal to the number of Offered Shares that would have been available for Registered Holders to purchase pursuant to Section 3B(i) above and (B) CVC agrees to purchase any Offered Shares not purchased by the Registered Holders pursuant to this Section 3B(ii). Within ten days after the date on which the Proposed Issuance is consummated, the Company shall notify each Registered Holder in wilting of the Proposed Issuance (a "Preemptive Escrow Notice"). The Preemptive Escrow Notice shall disclose in reasonable detail the terms and conditions on which the Proposed Issuance was consummated, the number of Offered Shares available for such Registered Holder to purchase and calculated in accordance with the provisions of Section 3B(i) (the "Escrowed Offered Shares"), and the identity of the Escrow Agent. Each Registered Holder will be entitled to purchase the Escrowed Offered Shares at the same price and on the same terms as the Proposed Issuance by written election delivered to the Company within thirty
(30) days after the delivery of the Preemptive Escrow Notice that identifies the number of Escrowed Offered Shares to be so purchased (the "Escrow Purchase Election"); provided, that if more than one type of security was issued to CVC pursuant to the Proposed Issuance, each Registered Holder shall, if it exercises its rights pursuant to this Section 3B(ii), purchase such securities in the same ratio as issued to CVC. If a Registered Holder elects to purchase any Escrowed Offered Shares, the sale of such Escrowed Offered Shares shall be consummated as soon as practical (but in any event within 10 days) after the delivery of the Escrow Purchase Election. Any Escrowed Offered Shares not purchased by the Registered Holders pursuant to this Section 3B(ii) shall be sold to CVC on the terms and conditions identified in the Preemptive Escrow Notice.

               (iii) In the event that any Registered Holder elects to purchase Offered Shares or Escrowed Offered Shares, as the case may be, at such Registered Holder's request (which request shall be included in the Election Notice or the Preemptive Escrow Notice, respectively), the Company shall issue to such Registered Holder, in lieu of the securities constituting Offered Shares or Escrowed Offered Shares, as the case may be, nonvoting securities which shall otherwise be identical in all respects to such securities constituting Offered Shares or Escrowed Offered Shares, as the case may be, except that it (A) shall be nonvoting, (B) shall be convertible into a voting security (including the securities constituting Offered Shares or Escrowed Offered Shares, as the case may be) on such terms as are requested by such Registered Holder in light of the applicable regulatory considerations then prevailing, and (C) may be, at Registered Holder's request, in the form of an option or warrant to purchase such securities.

               (iv) In the event any Registered Holder elects not to exercise its rights pursuant to this Section 3B, no other Registered Holder shall have the right to purchase the securities offered to such Registered Holder. This
Section 3B will terminate automatically, and be of no further force and effect, upon the consummation of an underwritten public offering registered under the Securities Act of the Common Stock.

          SECTION 4. Definitions. The following terms have the meanings set forth below:

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "Capital Stock" means (a) any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Class A Common" means the Class A Common Stock, par value $0.001 per share, and any securities into which such Class A Common Stock is hereafter converted or exchanged.

          "Class B Common" means the Class B Common Stock, par value $0.001 per share, and any securities into which such Class B Common Stock is hereafter converted or exchanged.

          "Class L Common" means the Class L Common Stock, par value $0.001 per share, and any securities into which such Class L Common Stock is hereafter converted or exchanged.

          "Common Stock" means, collectively, (i) the Class A Common, (ii) the Class B Common, (iii) the Class L Common, (iv) any other class or series of the Company's common stock, and (iv) any other capital stock issuable with respect to the securities referred to in clauses (i), (ii), (iii) or (iv) above by way of stock split, stock dividend, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 2B(i) or 2B(ii) hereof.

          "Credit Agreement" means that certain Senior Subordinated Credit Agreement, dated as of the date hereof, by and among Court Square, Holdco and certain other parties thereto, as amended, restated or modified from time to time.

          "CVC" means Citicorp Venture Capital Equity Partners, L.P., a Delaware limited partnership, and its Affiliates (other than Court Square).

          "Fair Market Value" means (i) the average of the closing sales prices of the Common Stock on all domestic securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq National Market, or (iv) if the Common Stock is not reported on the Nasdaq National Market, the average of the representative bid and asked quotations for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq interdealer quotation system, or any similar successor organization, in each such case averaged over a period of twenty-one (21) trading days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive trading days prior to such day. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the Nasdaq system, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, taking into account the appropriate lack of liquidity of the Company's securities, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale. Fair Market Value shall be determined by the Company's Board of Directors in its good faith judgment. A majority of the Required Holders shall have the right to require that an independent investment banking firm mutually acceptable to the Company and the Required Holders determine Fair Market Value, which firm shall submit to the Company and the Warrant holders a written report setting forth such determination. The expenses of such firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties.

          "Fully Diluted Basis" means, at any given time, the number of shares of all classes of Common Stock outstanding at such time, calculated after giving effect to, and including, the exercise, conversion, or exchange, as applicable, of all existing options, warrants or other securities directly or indirectly convertible into or exchangeable for Common Stock, without regard to any contingencies or time periods applicable thereto.

          "Ownership Ratio" means, as to the Registered Holders at the time of determination, the percentage obtained by dividing (i) the number of the Warrant Shares (assuming full exercise of the Warrant) and any other shares of Common Stock Deemed Outstanding held by such holders on a fully diluted basis at such time by (ii) the aggregate amount of shares of Common Stock Deemed Outstanding held by CVC on a fully diluted basis at such time.

          "Permitted Issuance" means any issuance by the Company of shares of Common Stock (a) on or prior to the date hereof; (b) upon exercise of this Warrant; (c) upon the conversion or exchange of any shares of any class or series of Common Stock into another class or series of Common Stock; (d) pursuant to an underwritten offering of Common Stock registered under the Securities Act of 1933, as amended; (e) with respect to which the Registered Holder exercises its limited preemptive rights pursuant to Section 3B: (f) to members of management of the Company and its Subsidiaries as determined by the Board of Directors of the Company, or (g) after which the Ownership Ratio of the Registered Holder remains equal to or is greater than the Ownership Ratio prior to giving effect to such issuance.

          "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or government or department or agency thereof.

          "Registered Holder" means the holder of this Warrant as reflected in the records of the Company maintained pursuant to the provisions of Section 12.

          "Required Holders" means the holders of a majority of the purchase rights represented by this Warrant as originally issued which remain outstanding and unexercised.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Stockholders Agreement" means the Securities Purchase and Holders Agreement, dated as of January 7, 2005, by and among the Company, certain shareholders of the Company and Court Square, as amended, restated or modified from time to time in accordance with the terms thereof.

          "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person,
(b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

          "Warrant Shares" means shares of the Company's Class A Common issuable upon exercise of the Warrant; provided, that if the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the class or series of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

          SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

          SECTION 6. Transferability. Subject to the terms of the Stockholders Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. The Registered Holder agrees that it will not sell, transfer, or otherwise dispose of any Warrant Shares, in whole or in part, except in accordance with the terms of the Stockholders Agreement. Each certificate evidencing the Warrant Shares issued upon such transfer shall bear the restrictive legends required by the Stockholders Agreement, to the extent required therein.

          SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. At the request of the Registered Holder (pursuant to a transfer of Warrants or otherwise), this Warrant may be exchanged for one or more Warrants to purchase Common Stock. The date the Company initially issues this Warrant shall be deemed to be the date of issuance hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

          SECTION 8. Exchange. In the event that it becomes unlawful or, in the reasonable judgment of any Registered Holder of this Warrant, unduly burdensome by reason of a change in legal or regulatory considerations or the interpretation thereof affecting the ability of financial institutions or their affiliates to hold equity securities, or any material change (including a reduction in the number of shares of Common Stock outstanding) in the capital structure of the Company, to hold any or all of the Warrant or Warrant Shares, the Registered Holder of this Warrant shall have the right to require all or part of such Registered Holder's Warrant or Warrant Shares to be exchanged for nonvoting stock or similar interests that convey equivalent economic benefits to such Warrant or Warrant Shares and include, in the case of the Warrant, equivalent anti-dilution protection. Any such exchange shall occur as soon as practicable but in any event within sixty (60) days after written notice by the Registered Holder of this Warrant to the Company (or such earlier date if required to comply with applicable law).

          SECTION 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided, that if the Registered Holder is a financial institution or other institutional investor its own Agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed, or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate.

          SECTION 10. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices, and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

          SECTION 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Required Holders.

          SECTION 12. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of the Warrant. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

          SECTION 13. Fractions of Shares. The Company may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value of a Warrant Share on the date of such exercise.

          SECTION 14. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                      *****

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer to be dated as of the date hereof.

                                        GMH HOLDING COMPANY


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Attest:


/s/ Illegible
------------------------------------
Name:
      ------------------------------

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT

To:                                     Dated:
    ---------------------------------          ---------------------------------

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-________), hereby agrees to subscribe for the purchase of _____________ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                        Signature
                                                  ------------------------------
                                        Address
                                                --------------------------------


                                Exhibit I, Page 1

                                                                      EXHIBIT II

                                   ASSIGNMENT

          FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-________) with respect to the number of the Warrant Shares covered thereby set forth below, unto:

Names of Assignee   Address   No. of Shares
-----------------   -------   -------------



Dated:                                  Signature:
       ------------------------------              -----------------------------

                                                   -----------------------------
                                        Witness:
                                                 -------------------------------